UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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[ ]     Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[X]     Soliciting Material Pursuant to  240.14a-12


                         CLEAN DIESEL TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   THE COMMITTEE TO RESTORE STOCKHOLDER VALUE
                         AND INTEGRITY FOR CLEAN DIESEL
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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previously. Identify the previous filing by registration statement number, or
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
FOR IMMEDIATE RELEASE

                   THE COMMITTEE TO RESTORE STOCKHOLDER VALUE
                         AND INTEGRITY FOR CLEAN DIESEL
                  ANNOUNCES PAULA CALABRESE AS SPECIAL ADVISOR

BRIDGEPORT, CT - (SEPTEMBER 30, 2010) - The Committee to Restore Stockholder Value and Integrity for Clean Diesel announced today that Ms. Paula Calabrese has agreed to serve as a Special Advisor to the Committee's Board. Ms. Calabrese is an expert in intellectual property, licensing and sustainability, including energy efficiency and alternative sources of energy - wind, waste, and fuels.

John J. McCloy II stated, "We welcome Paula's expertise, contacts, and knowledge of the energy industry. Her ability to assist us in developing our core products and Intellectual Property markets and assist us in developing our strategy for Global Climate Change, Carbon regulatory effect, and her deep involvement with emerging technologies gives us a leg up on the industry. We have already discussed our ability to integrate our existing technologies with strategic partners for tracking carbon emissions for the transportation industry and to provide meaningful new offerings to our customers. Further, our already strong management team is measurably enhanced with the addition of Paula."

Paula Calabrese said, "The opportunity to work with a dynamic management team in the energy space with a world of opportunity and industry change ahead is exciting. Strategy for Intellectual Property development and assessment of available technologies for developing energy markets in wind, water, waste conversion and hybrid transportation and fuels has quickly become one of the highest growth areas in financial sectors. It will be both challenging and rewarding to assist in the company's growth strategy. In addition, as my role expands when the Committee's slate of Directors is elected, I hope to make a difference on behalf of Clean Diesel stockholders."

Ms. Calabrese is Director of Intellectual Property and Strategy for Casella Waste Systems, Inc., listed on NASDAQ. Paula brings over 20 years' experience leading strategy and intellectual property development efforts in energy and environmental technology, electronics, and semiconductor equipment sectors; strategically optimizing the use of IP in product/service development and business transactions; establishing strategic IP positions; and implementing intellectual asset management programs. Her personal commitment to promote economic and environmental sustainable development in the solid waste and recycling industry is well-known. Prior to joining Casella, Paula held senior management positions with Tokyo Electron Ltd., a global manufacturer of semiconductor and flat panel display production equipment, listed on the Tokyo Stock Exchange.

The Committee is firmly committed to restoring stockholder confidence and value to Clean Diesel by electing new directors, removing current directors, installing world-renown advisors, appointing a new management team, and implementing profitable business strategies. The Committee has nominated a slate of four new directors for election - John J. McCloy II,

Andrew Merz Hanson, Johnnie D. Johnson and Stephen E. Cadieux. The purpose of the proxy solicitation by the Committee is to remove the current directors of Clean Diesel - Michael L. Asmussen, Derek R. Gray, Charles W. Grinnell, Frank Gallucci, David F. Merrion, Mungo Park, and David W. Whitwell - and to elect the four new directors and the proxies solicited will be used to do so.

THE COMMITTEE TO RESTORE STOCKHOLDER VALUE AND INTEGRITY FOR CLEAN DIESEL IS PROVIDING THE FOREGOING INFORMATION TO STOCKHOLDERS PRIOR TO FILING OF A DEFINITIVE PROXY STATEMENT PURSUANT TO RULE 14A-12. WE ARE NOT CURRENTLY ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY AT THIS TIME.

INFORMATION WITH RESPECT TO THE IDENTITY OF THE MEMBERS OF THE COMMITTEE WHO PARTICIPATE IN THE SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, CAN BE FOUND ON THE WEBSITE OF THE COMMITTEE AT WWW.RESTORECLEANDIESEL.COM.
   ---------------------------

THE COMMITTEE'S DEFINITIVE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ PRIOR TO DELIVERING ANY PROXY. ONCE FILED, THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY MATERIALS MAY BE VIEWED FOR FREE AT HTTP://WWW.SEC.GOV/CGI-BIN/BROWSE-EDGAR?ACTION=GETCOMPANY&CIK=0000949428
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For additional information, please contact The Committee to Restore Stockholder
Value and Integrity for Clean Diesel, via the Chairman, Andrew Merz Hanson: info@restorecleandiesel.com.
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